UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 9, 2009

deltathree, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

224 West 35th Street, New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 9, 2009, deltathree, Inc. (the “Company”) and Ojo Service, LLC (“OJO Service”), a wholly-owned subsidiary of WorldGate Communications, Inc. (“WorldGate”), entered into a Master Service Agreement (the “Agreement”) pursuant to which the Company will provide OJO Service wholesale voice-over-IP telephony and video services in the United States.

Pursuant to the terms of the Agreement, OJO Service will pay the Company an activation fee and monthly subscriber fee for each customer of OJO Service that subscribes to the services provided by the Company to OJO Service.  If OJO Service does not incur charges payable to the Company of at least $300,000 during the six month period following the date that the first subscriber of OJO Service is provided service, OJO Service will be obligated to pay the Company an amount equal to 33.0% multiplied by the difference between $300,000 and the actual amount of such charges during such six month period. The Company will provide such services for a period of five years from the date OJO Service begins offering the services provided under the Agreement to its subscribers.  The term will renew automatically for successive terms of one year each unless either party provides the other party written notice of termination at least 180 days prior to the expiration of the then-current term.  The Agreement can be terminated by either party for cause or upon 180 days notice for convenience.

The Company is majority-owned by D4 Holdings, LLC (“D4 Holdings”), and WorldGate is majority-owned by WGI Investor LLC (“WGI Investor”).  D4 Holdings and WGI Investor have common majority ownership and a common manager.  Each of Robert Stevanovski, Anthony Cassara, David Stevanovski and Gregory Provenzano, members of the Company’s Board of Directors, serves as a director of WorldGate and has an indirect ownership interest in D4 Holdings and WGI Investor.  As a result, each of these individuals and D4 Holdings may be deemed to have a direct or indirect interest in the transactions contemplated by the Agreement.  In accordance with the Company’s Audit Committee Charter, the Agreement and the transactions contemplated thereby were approved by the Company’s Audit Committee, which includes those directors who are not affiliated with D4 Holdings, WGI Investor or WorldGate.

The foregoing description of the Agreement does not purport to be a complete summary and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit to this Report.

Item 7.01	Regulation FD Disclosure.

On October 16, 2009, the Company issued a press release announcing the signing of the Agreement.  The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Master Service Agreement, dated as of October 9, 2009, between the Company and OJO Service.

99.1	Press release issued by the Company dated October 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name:	Peter Friedman
Title:	General Counsel and Secretary

Dated: October 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Service Agreement, dated as of October 9, 2009, between the Company and OJO Service.

99.1	Press release issued by the Company dated October 16, 2009.